UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K/A

Amendment No. 1

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 14, 2016 (April 12, 2016)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-123941	30-0868937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Appleshire CT Freeland, MI	48623
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amendment”) of HPIL Holding (the “Company) amends our Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on April 14, 2016 (the “Original Filing”), to revise Item 8.01, Other Events, of the Original Filing.

The Original Filing stated that the Company is a voluntary filer and has never been required to file reports under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and was a voluntary filer.  This statement was based on the Company’s lack of confirmation that a registration statement filed by the Company prior management had become effective.  Current management was unable to confirm with the Company’s prior management that it had received an effective statement from the Commission with respect to the registration statement.  Additionally, no electronic notice of effectiveness was ever made available on the Commission’s EDGAR system, so confirmation was not readily ascertainable with review of the Company’s filings on EDGAR.  Since the Original Filing, the Company has discussed the status of the subject registration statement with the Commission.  In those discussions, the Commission telephonically confirmed that the subject registration statement was declared effective.  Therefore, the Company wishes to clarify that it is required to file reports under Section 13(a) or 15(d) of the Exchange Act and is not operating as a voluntary filer and withdraws any statement to the contrary.

Based on our misunderstanding, the Company filed several periodic reports with OTC Markets, Inc. (“OTC”) in compliance with the OTC Pink Current Information Tier Basic Disclosure Guidelines, instead of filing those periodic reports with the Commission.  Since that time, we have filed with the Commission all required reports and, as of the date of this Amendment, are current with our reporting obligations under Section 13(a) or 15(d) of the Exchange Act.

Also, note that the Company’s address changed again after the Original Filing.  The Company’s current address is 3738 Coach Cove, Sanford, MI 48657.

Item 8.01 OTHER EVENTS.

On April 12, 2016, HPIL Holding (the “Company) approved a change in the address of its principal executive office.  The Company’s new principal executive office is located at 5 Appleshire CT, Freeland, Michigan 48623.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: December 19, 2016	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary